    As filed with the Securities and Exchange Commission on October 16, 2000
                             File No. 33-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                              GREENLAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                NEVADA                                 87-0439051
     (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
     INCORPORATION OR ORGANIZATION)

                          1935 AVENIDA DEL ORO, SUITE D
                               OCEANSIDE, CA 92056
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                   EMPLOYEE COMPENSATION & CONSULTING SERVICES
                            (FULL TITLE OF THE PLAN)

         GENE CROSS, 1935 AVENIDA DEL ORO, SUITE D, OCEANSIDE, CA 92056
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (760) 414-9941
    (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

                         CALCULATION OF REGISTRATION FEE


                                                        Proposed             Proposed
             Title of                Amount             Maximum              Maximum             Amount of
            Securities               To be           Offering Price         Aggregate         Registration Fee
         To be Registered          Registered          Per Share          Offering Price
        --------------------     ---------------    -----------------    -----------------    -----------------
           Common Stock           2,395,540              $0.13            $ 311,420.00          $82.21


      (1) Calculated pursuant to rule 457(h).

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, Form 10-KSB for year ended December 31, 1999, Form 10-QSB for the quarters ended March 31, 2000, and June 30, 2000, Definitive Proxy 14A filed May 1, 2000 and supplemented on July 27, 2000 and the Greenland Corporation 1999 Stock Option Plan approved by shareholders on August 1999 under the Securities Exchange Act of 1934 are hereby incorporated by reference.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement of the extent that such statement is replaced or modified by a statement contained in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Securities are registered under Section 12 of the Exchange Act

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Does not Apply

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:

         Section 78.751, as amended, of the General Corporation Laws of Nevada (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

         The  by-laws  of  the  Company  contain  provisions   indemnifying  its
directors and officers to the extent permitted by 78.751, as amended, of the General Corporation Laws of Nevada (the "Act"), as amended from time to time.

         The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Nevada law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Does Not Apply

ITEM 8.  EXHIBITS

         The following is a list of exhibits  filed as part of the  Registration
Statement:

         5.1      Opinion of Thomas Beener, Esquire
         23.1     Consent of Levitz, Zacks & Ciceric, CPAs

ITEM 9.  UNDERTAKINGS

         The undersigned hereby undertakes:

         (1)(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                INDEX TO EXHIBITS


                  EXHIBIT NUMBER            DESCRIPTION
                  --------------            -----------
                       5.1                  Opinion of Thomas Beener, Esquire

                       23.1                 Consent of Levitz, Zacks & Ciceric,
                                            CPAs


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Oceanside, State of California, on the 16th day of October 2000.


GREENLAND CORPORATION


By:    /s/ Gene Cross
   -----------------------------------
   GENE CROSS, Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        October 16, 2000
                                                    /s/ GENE CROSS
                                                    ----------------------------
                                                    Gene Cross
                                                    Chief Financial Officer